EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

    EXECUTIVE AGREEMENT

PARTIES

(1)InterDigital International, LLC on behalf of its yet to be formed subsidiary and ultimate employer, InterDigital Finland Oy (the Company)

(2)Eeva Hakoranta (social security code [***]), [***], FINLAND (the Executive)

(1)–(2) jointly the Parties and individually a Party.

1TERMS AND DUTIES

1.1The Executive’s employment relationship with the Company will commence on July 1, 2020 and will continue in force until further notice.

1.2The Executive will act as InterDigital’s EVP, Chief Licensing Officer and report to the Chief Executive Officer. The main duties of the Executive include, inter alia, leading of the Group’s global licensing team, accountability in the negotiation of license agreements and participation in the development of strategies, tactics and priorities to protect, assert and enforce intellectual property rights and to develop, maintain and enhance royalty revenues and other benefits accruing from enforcement activities. The Executive undertakes to perform her duties carefully and to comply with the Company’s codes of practice and policies.

1.3This agreement (the Agreement) supersedes any and all prior agreements relating to employment or appointment relationship between the Parties. The Executive represents and warrants that she is not violating any other agreements or obligations binding upon the Executive by entering into this Agreement.

2SECONDARY OCCUPATION

2.1The Executive shall not, without the prior written consent from the Company, engage in any secondary occupations, positions of trust or other assignments that could prevent the Executive from carefully carrying out the obligations under this Agreement.

3PLACE OF WORK

3.1At the beginning of the employment, the Company does not have an office in Fin- land and the Executive’s principal place of work is home office. The Executive undertakes to also work in other places in Finland as may be assigned by the Company.

3.2The Executive’s duties may require significant amount of travelling and the Executive undertakes to travel in Finland and abroad in order to perform her duties.

4WORKING HOURS

4.1Due to the Executive’s position and the tasks related to it, the Executive’s work shall be considered a managerial position of an independent part of the Company or an independent position directly comparable to such a managerial position as set forth in section 2(1)(1) of the Working Hours Act (872/2019). Consequently, the Executive’s employment does not fall within the scope of the Working Hours Act.

5REMUNERATION AND BENEFITS

5.1At the beginning of the employment, the Executive’s fixed annual salary paid in 12 equal instalments is EUR 325,000. The salary shall be paid to the Executive's bank account in accordance with the Company's salary payment practice. At the beginning of the employment, the salary shall be paid on the last day of the month. At the termination of the employment, the final salary shall be paid on the next pay day following the termination of the employment.

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

5.2The Executive is entitled to taxable fringe benefits in accordance with the Company’s instructions and Finnish law. At the beginning of the employment, the fringe benefits will include a customary phone benefit. The fringe benefits are paid in addition to the fixed monthly salary. The Executive is entitled to potential other benefit plans and programs made available by the Company in its discretion, and as amended and revised by the Company in its discretion from time to time.

5.3The Executive is eligible for incentive payments in accordance with the Long Term Incentive (LTI) and the Short Term Incentive (STI) plans in force from time to time. All incentive payments made on the basis of the LTI and/or STI plans constitute one-time payments that do not entitle the Executive to any further incentive payments. The LTI and STI plans in force at the time of signing of this Agreement are attached as Appendix 1 and 2. All incentive plans are discretionary, and the Company has the unilateral right to amend and terminate them.

6OCCUPATIONAL HEALTH CARE AND INSURANCES

6.1The Company shall arrange occupational health care and provide statutory insurances for the Executive in accordance with its policy and Finnish law.

7ANNUAL HOLIDAY

7.1The Executive is entitled to annual holiday benefits in accordance with the Annual Holidays Act (162/2005). For the avoidance of any doubt it has been agreed that the Executive is entitled to such benefits in full also during her first year of employment as if the employment relationship would have started earlier and full benefits had accrued.

8INCAPACITY

8.1The Executive’s right to sick pay is determined in accordance with the Employment Contracts Act (55/2001) and the Company’s practice.

8.2The Executive must inform the Company of her absence without delay and deliver a medical certificate concerning the incapacity to work.

8.3The Company is entitled to a daily allowance or comparable statutory compensation for the time during which the Company pays salary to her.

9TRAVELLING AND REIMBURSEMENT OF EXPENSES

9.1The Company shall reimburse the Executive for all reasonable travel and other reasonable out-of-pocket expenses incurred by the Executive while performing her duties in accordance with the Company’s practice regarding reimbursement of expenses. The expenses shall be reimbursed against receipts or other vouchers deemed reliable.
9.2The Company will issue a company-sponsored credit or corresponding charge card to the Executive; the Executive undertakes to use such card only for purposes determined by the Company.

10INTELLECTUAL PROPERTY RIGHTS

10.1The Executive assigns to the Company all proprietary, licencing and other rights in and to all present and future intellectual property rights and copyrights (the Intellectual Property Rights) created or developed by the Executive, either alone or jointly with others, during the employment and while performing duties based on the employment or otherwise created in connection with the employment. In addition, the Company is entitled to assign the Intellectual Property Rights to any third party either in whole or in part, as well as to amend any copyrighted materials created by the Executive. The Company is not obligated to pay to the Executive any separate compensation for the assigned Intellectual Property Rights, unless required by mandatory legislation.

10.2The Intellectual Property Rights are to be understood in the broadest sense, including but not limited to, patents, utility models, trademarks, designs, copyrights, neighbouring rights, business names and any other rights, whether eligible for registration or not, as well as any rights producing rights without registration.

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

10.3Inventions patentable in Finland shall be treated in accordance with the Act on the Right in Employee Inventions (656/1967) and any Company instructions on employee inventions. The Executive accepts the compensation determined on the basis of the Executive invention policy as a reasonable compensation for assigning the invention to the Company.

10.4Notwithstanding any registration filed on behalf of the Company, the Executive agrees to not register or attempt to register during or after the employment any trademark, business name, domain name, e-mail address or social media ac- count, etc., that is confusingly similar or refers to any marks or symbols used by the Company (including business name, auxiliary business name, trademark or domain name) or that is a derivative of any of the marks or symbols used by the Company.

10.5The obligations of the Executive set forth in this clause shall survive the termination of this Agreement.

11CONFIDENTIALITY

11.1The Executive will receive business and trade secrets of the Company, any company belonging to the same group of companies, and their business partners (the Confidential Information).

11.2The Executive shall not, after this Agreement has been signed, during the employment and thereafter without any limitation in time, make unauthorized use of the Confidential Information for her own benefit or the benefit of a third party or disclose to any third party any of the Confidential Information.

11.3The Employee is also under a professional secrecy obligation concerning any affairs of the Company’s customers of which he may be aware.

11.4Any breach of this obligation during the contract would constitute serious wrong- doing that may justify termination of this contract. Non-compliance with this confidentiality provision after the end of the contract could immediately entail litigation.

12NON-COMPETITION

12.1During the validity of this Agreement and for 6 months after the termination of the Executive’s active work duties, the Executive undertakes to not, without the Company's prior written consent,

(a)enter into any employment or assignment relationship with a third party that is engaged or is about to become engaged in any business competing with the Company or any company belonging to the same group of companies;
(b)engage in any business competing with the Company or any company be- longing to the same group of companies; or
(c)otherwise directly or indirectly have any active or financial interest in or with the business of a competitor of the Company or any company be- longing to the same group of companies.
12.2Taking into consideration the Executive’s position and duties as well as the Confidential Information obtained by the Executive, there is a particularly weighty reason under Chapter 3, section 5(1) of the Employment Contracts Act for entering into a non-competition agreement.

12.3The non-competition obligation after the employment is not binding on the Executive if the employment relationship is terminated for a reason attributable to the Company.

13NON-SOLICITATION

13.1The Executive undertakes, during the term of this Agreement and during 12 months after the expiry of this Agreement, to not without the prior written con- sent of the Company directly or indirectly

(a)solicit, employ or assist any third party to solicit or employ representatives, Executives, employees, consultants or agents of the Company's or any company belonging to the same group of companies; or

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

(b)solicit, or assist any third party in soliciting, any client or principal of the Company or any company belonging to the same group of companies, or carry out any other actions that may damage the relationship of the Company, or any company belonging to the same group of companies, with any of their clients or principals or prospective clients or principals.

14TERMINATION

14.1The notice period is three (3) months. The termination may be carried out by giving the other Party written notice thereof.

14.2If InterDigital cancels your employment contract for any reason, other than summary dismissal, the Company agrees it will pay Severance in an amount equal to 150% of base salary and a pro-rata portion of her annual incentive at actual performance, or such amount as required by Finnish law, whichever is greater, in exchange for a termination agreement and general release of claims, including wrongful termination. Severance pay will be paid either in a lump sum or, if the Company enforces the terms of the non-competition clause, over an 18-month period.

14.3If Executive terminates her employment for Good Reason within twelve (12) months following a Change in Control, as defined in the Company’s 2017 Equity Incentive Plan and defined specifically to include a change in the Chief Executive Officers of InterDigital, Inc., she will be entitled to Severance pay as described in paragraph 14.2. Good Reason shall mean, Executive’s termination of employment after the occurrence of one or more of the following events: (1) a material diminution in Executive’s base salary or in Executive’s STI incentive opportunity; (2) a material diminution in Executive’s title, authority, duties or responsibilities, including, but not limited, reporting to someone other than the Chief Executive Officer of InterDigital, Inc., (3) a material failure to comply with payment or Executive’s compensation, or (4) relocation of Executive’s primary office more than 50 miles from Executive’s current office. For purposes of this Agreement, Good Reason shall only exist if the Executive provides a notice of termination for Good Reason to the Company within one hundred and eighty (180) days after the initial existence of such grounds and the Company has had sixty (60) days from the date on which such notice is provided to cure such circumstances. If the Executive does not provide notice terminating her employment for Good Reason within sixty (60) days following the end of such sixty (60) day period within which the Company was entitled to remedy the course of conduct constituting Good Reason but failed to do so, then the Executive shall be deemed to have waived her right to terminate for Good Reason with respect to such ground.

14.4Upon termination, any outstanding LTI awards will vest pursuant to the terms and conditions of the applicable plan documents/award agreements.

14.5Upon termination, the Executive is obligated to promptly return to the Company all of the property and materials in her possession belonging to the Company or any company belonging to the same group of companies at the end of the obligation to work without any separate request. This obligation applies to all materials regardless of the manner in which they are stored.

15E-MAIL AND OTHER COMMUNICATION DEVICES

15.1The Executive agrees to comply with the Company’s policies as in force from time to time regarding the use of the Company’s computers, e-mail system, Internet services, information networks and other software programmes.

15.2The consent on the Company’s right to process the Executive’s electronic mail and mail is given in a separate Appendix 3.

16CODE OF ETHICS

16.1    The Executive agrees to comply with the Company’s Code of Ethics as in force from time to time. A copy of the Code of Ethics in force at the time of executive is attached as Appendix 4.

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

17EXPORT CONTROL

17.1The Employee agrees to comply with all applicable export and reexport control laws and regulations, including the European Regulation 428/2009/CE dated as of May 5, 2009, the European Directive 2009/43/CE dated as of May 6, 2009, French laws or regulation thereon as well as the Export Administration Regulations, maintained by the U.S. Department of Commerce.

17.2Specifically, Employee acknowledges and understands that technology and soft- ware to which Employee may have access or which is disclosed to Intern in the course of internship by Employer may be subject to European, French and/or US export control laws and regulations.

17.3Employee certifies that Employee will not disclose, export, reexport or otherwise transfer – directly or indirectly – any proprietary technology or software (including products derived from or based on such technology or software) to any other foreign national or any foreign country without prior written authorization from Employer and the appropriate government authorities, if required. This export control obligation shall survive termination of employment.

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

18GOVERNING LAW AND DISPUTE RESOLUTION

18.1This Agreement shall be governed by Finnish law.

18.2Any dispute, controversy or claim arising out of or relating to this Agreement shall be handled by the Helsinki district court.

19SIGNATURES

INTERDIGITAL INTERNATIONAL LLC
/s/ Richard Brezski Chief Financial Officer

/s/ Eeva Hakoranta
Eeva Hakoranta

APPENDICES    LTI plan (Appendix 1) STI plan (Appendix 2)
Consent on processing of the electronic mail and mail (Appendix 3) InterDigital Code of Ethics (Appendix 4)

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

APPENDIX 3

CONSENT ON PROCESSING OF THE ELECTRONIC MAIL AND MAIL

This consent is given on ● [DATE].

PARTIES

(1)● [EMPLOYER] (business ID ●) [ADDRESS] (the Company)

(2)Eeva Hakoranta, (date of birth ●) [ADDRESS] (the Executive) (1)–(2) together the Parties and individually a Party.
1CONTENT OF THE CONSENT

1.1The Executive gives her consent to that ● [POSITION] is allowed to retrieve, open, read and otherwise process work-related electronic mails and their attachments sent to or from the Executive’s electronic mail address as well as other mail received by the Company and addressed to the Executive in case of the Executive's absence due to, for example, vacation or other leave. This consent applies only to e-mail messages and other mail not expressly marked as private.

1.2This consent is applied to all electronic mail addresses allocated to the Executive’s use by the Company. At the moment of giving this consent the Executive’s electronic mail address is ● [name.surname@company.fi].

1.3The Parties explicitly agree that the Company is not required to draw up a written report when handling the Executive’s electronic mail on the grounds of this consent.

1.4This consent shall be valid always during the Executive’s absence as well as after the termination of the Executive’s agreement.

1.5The Executive and ● [POSITION] are obliged to comply with the guidelines regarding electronic mail policy in Company as in force from time to time.

1.6The Executive is aware of the possibility to cancel this consent anytime.

2APPROVAL OF THE REPRESENTATIVE OF EMPLOYER

2.1By signing this consent, the representative of the Company approves ● [POSITION] as the receiver of the consent (the Receiver).

3VALIDITY

3.1This consent is valid until further notice.

EXHIBIT 10.28

Certain personally identifiable information, marked by brackets as [***], has been omitted from this exhibit pursuant     to Item 601(a)(6) under Regulation S-K.

4SIGNATURES

4.1This consent has been executed in two (2) identical counterparts, one (1) for the Executive and one (1) for the Company.

•[PLACE], ● [DATE]

•[COMPANY]

•[NAME] •[POSITION]

•[PLACE], ● [DATE]

Eeva Hakoranta